UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2022

TC BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Georgia	001-40637	86-2650449
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

131 South Dawson Street

Thomasville, Georgia 31792

(Address of principal executive offices)

(229) 226-3221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	TCBC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Securities Holders.

On May 19, 2022, TC Bancshares, Inc. (the “Company”) held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). Summarized below are descriptions of the matters voted on at the Annual Meeting and the final results of such voting.

Proposal 1—Election of Directors. The shareholders elected each of the three Class I director nominees to serve a three-year term expiring at the Company’s 2025 annual meeting and until their respective successors are duly elected and qualified. The result of the vote taken at the Annual Meeting was as follows:

Class I Director Nominees	Votes For	Withheld Authority	Broker Non-Votes
G. Matthew Brown	2,473,071	134,069	856,950
Charles M. Dixon	2,485,983	121,157	856,950
Peter “Trey” A. DeSantis III	2,477,301	129,839	856,950

Proposal 2—Ratification of the Company’s Independent Registered Public Accountants. The shareholders ratified the appointment of Wipfli LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
3,251,009	212,479	602	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline EXBRL document

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2022	TC BANCSHARES, INC.

	By:	/s/ Linda Palmer
Linda Palmer
Chief Financial Officer